Exhibit 5.1

October 17, 2014

Quantum Fuel Systems Technologies Worldwide, Inc.
25242 Arctic Ocean Drive
Lake Forest, California 92630
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the the United States Securities and Exchange Commission (the “Commission”) on the date hereof of a registration statement on Form S-3 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), for the sale from time to time of one or more series of the following securities by the Company (collectively, the “Securities”):

(a)
shares of the Company’s common stock, par value $0.02 per share (the “Common Stock”) (including shares of the Company’s Common Stock issuable upon exercise of currently outstanding warrants (the “Outstanding Warrants”) as follows: (i) up to 853,308 shares issuable upon exercise of Series A warrants issued pursuant to a Warrant Agreement dated December 21, 2011 by and between the Company and Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”) at an exercise price of $4.88 per share through December 21, 2016 and January 19, 2017, as applicable, and (ii) up to 2,125,625 shares issuable upon exercise of Series B warrants issued pursuant to a Warrant Agreement dated March 21, 2012 by and between the Company and Broadridge at an exercise price of $4.08 per share through March 21, 2017);

(b)	shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), in one or more series;

(c)
debt securities of the Company, which may be either secured or unsecured senior debt securities or subordinated debt securities and either convertible or unconvertible (the “Debt Securities”), which may be issued in one or more series;

(d)	warrants to purchase shares of Common Stock or Preferred Stock (“Warrants”);

(e)	rights to purchase Common Stock, Preferred Stock, Debt Securities or Warrants (“Rights”); and

(f)
such indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities, Warrants and Rights as may be issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, Outstanding Warrants or Rights, and including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments (the “Indeterminate Securities”).

The Securities will be sold or delivered from time to time in amounts, at prices and on terms to be determined at the time of the offering as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (each, a “Prospectus Supplement”). The Debt Securities will be issued under one or more indentures (each, an “Indenture”), applicable forms of which will be filed by amendment or incorporated by reference in the Registration Statement in connection with the offering of any Debt Securities, as appropriate.
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.
We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, certificates provided by the

Exhibit 5.1

Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), and the Amended and Restated Bylaws of the Company, as amended to date (ii) the resolutions (the “Resolutions”) of the Board of Directors of the Company (the “Board”) with respect to the offering and issuance of the Securities and certain related matters, (iii) a specimen certificate representing the Common Stock, and (iv) the Registration Statement and exhibits thereto, including the Prospectus.
For purposes of the opinions expressed below, we have assumed (1) the authenticity of all documents submitted to us as originals, (2) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (3) the legal capacity of natural persons, (4) the genuineness of signatures not witnessed by us, (5) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (6) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

We have further assumed, at and prior to the time of the sale and delivery of any Securities pursuant to the Registration Statement, (i) the Board will have duly established the rights, powers, privileges and preferences and other terms, if any, of any class or series, as applicable, of the Securities and that such rights, powers, privileges and preferences and other terms, if any, as established will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (ii) Securities that constitute Common Stock, Preferred Stock or Securities in respect of underlying Common Stock or Preferred Stock, as applicable, have been or will be authorized for issuance under the Restated Certificate of Incorporation of the Company that have not otherwise been issued or reserved for issuance; (iii) the Registration Statement, as finally amended (including all necessary post-effective amendments thereto), will have become effective under the Securities Act and no stop order suspending its effectiveness will have been issued and remain in effect; (iv) an appropriate Prospectus Supplement with respect to the Securities will have been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules; and (v) if the Securities are being sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto.
In addition, we have assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, any Indentures, the Securities of the Company, and the Warrant Agreements (as defined below), will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.
Based upon the foregoing, and subject to (a) the assumptions, qualifications and limitations set forth herein and (b) completion of all corporate action required to be taken by the Company to duly authorize each proposed issuance of Securities (including the due reservation of any shares of Common Stock or Preferred Stock for issuance upon conversion or exchange of any other Securities), we are of the opinion that:

1.
With respect to any Common Stock (including any Indeterminate Securities) to be offered pursuant to the Registration Statement (the “Offered Common Stock”), when (1) the Offered Common Stock has been duly authorized by the Board; (2) if certificated, certificates in the form required under Delaware law representing the shares of Offered Common Stock are duly executed and countersigned; (3) the

Exhibit 5.1

Offered Common Stock has been duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto; (4) in the case of any Offered Common Stock to be issued under any Warrants, Outstanding Warrants or Rights, due exercise of and payment of the exercise price specified in such Warrants or Rights, if any, has occurred in accordance with the terms of the applicable instruments; and, (5) in the case of any Offered Common Stock to be issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments has occurred, the Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and non-assessable.

2.
With respect to any Preferred Stock (including any Indeterminate Securities) to be offered pursuant to the Registration Statement (the “Offered Preferred Stock”), when (1) the Offered Preferred Stock has been duly authorized by the Board; (2) if certificated, certificates in the form required under Delaware corporate law representing the shares of Offered Preferred Stock are duly executed and countersigned; (3)  appropriate certificates of designation with respect to such Preferred Stock have been filed and deemed effective; (4) the Offered Preferred Stock has been duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto; (5) in the case of any Offered Preferred Stock to be issued under any Warrants or Rights, due exercise of and payment of the exercise price specified in such Warrants or Rights, if any, has occurred in accordance with the terms of the applicable instruments; and, (6) in the case of any Offered Preferred Stock to be issued upon the exchange or conversion of Debt Securities that are exchangeable for or convertible into Preferred Stock, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments has occurred, the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued and will be fully paid and non-assessable.

3.
With respect to any Debt Securities (including any Indeterminate Securities) to be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (1) the Offered Debt Securities have been duly authorized by the Board; (2) the Indenture relating to such Offered Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended, and such Indenture has been duly authorized, executed and delivered by the Company and the trustee named in such Indenture; (3) the Offered Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in any Indenture or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

Exhibit 5.1

4.
With respect to any Warrants (including any Indeterminate Securities) to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (1) the execution and delivery of a Warrant agreement, if any, related to the Offered Warrants (each, a “Warrant Agreement”) has been duly authorized by the Board; (2) the Warrant Agreement, if any, has been duly executed and delivered on behalf of the Company and the Warrant agent named therein, if any; and (3) the Warrants have been duly executed, issued and delivered against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, the Warrants, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

5.
With respect to any Rights (including any Indeterminate Securities) to be offered pursuant to the Registration Statement (the “Offered Rights”), when (1) the Offered Rights and the Securities into which the Offered Rights are exercisable have been duly authorized by the Board, (2) a rights agreement, if any, relating to the Offered Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (3) the terms of the Offered Rights and of their issuance and sale have been duly established in conformity with the applicable rights agreement, if any; and (4) the Offered Rights have been duly executed, delivered and countersigned in accordance with the provisions of the applicable rights agreement, if any, and issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, the Offered Rights, when issued and sold in accordance with the applicable rights agreement, if any, and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

Our opinion is limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.
Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the aforesaid Prospectus and Registration Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules.

Sincerely,
/s/ Troutman Sanders LLP